EXHIBIT 32

Certification of
Chief Executive Officer and Principal Financial Officer
under Section 906 of the
Sarbanes Oxley Act of 2002, 18 U.S.C. § 1350

In connection with the Annual Report of Carriage Services, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Melvin C. Payne, Chief Executive Officer of the Company, and Viki K. Blinderman, Senior Vice President, Principal Financial Officer, Chief Accounting Officer and Secretary of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	February 23, 2017	/s/ Melvin C. Payne
Melvin C. Payne
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

/s/ Viki K. Blinderman
Viki K. Blinderman
Senior Vice President, Principal Financial Officer, Chief Accounting Officer and Secretary

(Principal Financial Officer)